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                                                                    Exhibit 24.1


                            DIRECTORS AND OFFICERS OF
                           PARK-OHIO INDUSTRIES, INC.

                       REGISTRATION STATEMENT ON FORM S-4

                                POWER OF ATTORNEY

                  The undersigned directors and officers of Park-Ohio Industries, Inc., an Ohio corporation (the "Corporation"), do hereby constitute and appoint, James S. Walker, Ronald J. Cozean, and Matthew V. Crawford, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him/her and in his/her name, place and stead, to execute and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 one or more Registration Statement(s) on Form S-4 relating to the registration for sale of Corporation's 9 1/4% Senior Subordinated Notes due 2007 (the "Securities"), with any and all amendments, supplements and exhibits thereto (including pre-effective and post-effective amendments or supplements), to execute and file any and all other applications or other documents to be filed with the Commission and all documents required to be filed with any state securities regulating board or commission pertaining to such Securities registered pursuant to the Registration Statement(s) on Form S-4, with any and all amendments, supplements and exhibits thereto each such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  EXECUTED as of December 15, 1997.


/s/ Edward F. Crawford                       /s/ James S. Walker
---------------------------------------     -----------------------------------
Edward F. Crawford                           James S. Walker
President, Chief Executive  Officer          Vice President and Chief Financial
and Chairman of the Board                    Officer

/s/ Felix J. Tarorick                        /s/ Ronald J. Cozean
---------------------------------------     -----------------------------------
Felix J. Tarorick                            Ronald J. Cozean
Vice President of Operations,                Secretary and General Counsel
President of Metal Forming Group

/s/ Matthew V. Crawford                      /s/ Patrick W. Fogarty
---------------------------------------     -----------------------------------
Matthew V. Crawford                          Patrick W. Fogarty
Assistant Secretary, Corporate Counsel       Director of Finance
and Director

/s/ Lewis E. Hatch                           /s/ Thomas E. McGinty
---------------------------------------     -----------------------------------
Lewis E. Hatch, Jr.                          Thomas E. McGinty
Director                                     Director

/s/ Lawrence O. Selhorst                     /s/ James W. Wert
---------------------------------------     -----------------------------------
Lawrence O. Selhorst                         James W. Wert
Director                                     Director